PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.54 PER SHARE FOR THE THIRD QUARTER

HUNT VALLEY, MARYLAND – October 26, 2012 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced its results of operations for the three- and nine-month period ended September 30, 2012.  The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three-month period ended September 30, 2012 of $56.7 million or $0.52 per common share.  The $56.7 million of FFO available to common stockholders for the third quarter of 2012 includes $1.5 million of non-cash stock-based compensation expense and $0.5 million of acquisition related costs.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Normalized or Adjusted FFO was $0.54 per common share for the three-month period ended September 30, 2012.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash items and certain items of revenue or expense, including, but not limited to: acquisitions and stock-based compensation expense.  For more information regarding FFO and Adjusted FFO, see the “Third Quarter 2012 Results – Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended September 30, 2012, the Company reported net income and net income available to common stockholders of $30.1 million, or $0.27 per diluted common share, on operating revenues of $87.1 million.  This compares to net income and net income available to common stockholders of $21.4 million, or $0.21 per diluted common share, on operating revenues of $72.8 million, for the same period in 2011.

For the nine-month period ended September 30, 2012, the Company reported net income and net income available to common stockholders of $86.8 million, or $0.81 per diluted common share, on operating revenues of $255.4 million.  This compares to net income of $33.3 million and net income available to common stockholders of $28.2 million, or $0.28 per diluted common share, on operating revenues of $215.9 million, for the same period in 2011.

The year-to-date increase in net income was primarily due to the impact of: (i) additional rental income and mortgage interest income associated with approximately $575 million of new investments made since October 1, 2011; (ii) $7.2 million in incremental gains on asset sales; (iii) $24.7 million net decrease in real estate impairments; and (iv) $4.1 million net decrease in provision for uncollectible accounts receivable.  These increases were partially offset by: (i) $7.8 million in increased depreciation expense associated with the new investments; (ii) $10.9 million in increased interest expense primarily associated with financing the new investments; and (iii) $2.3 million in increased interest refinancing costs relating to a $7.1 million charge associated with the tender and redemption of all of the Company’s outstanding $175 million of 7% Senior Notes due 2016 in March 2012, partially offset by (a) a $1.7 million interest refinancing expense adjustment (gain) related to the write-off of the unamortized premium on four HUD mortgage loans that the Company paid off in June 2012 and (b) a $3.1 million write-off of deferred cost associated with the termination of the Company’s 2010 credit facility in August 2011.

THIRD QUARTER 2012 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	In October 2012, the Company increased its quarterly common stock dividend to $0.44 per share.
•	In August 2012, the Company completed $206 million of new investments with an existing operator.
•	In July 2012, the Company declared its quarterly common dividend of $0.42 per share.
•	In July 2012, Fitch Ratings initiated a BBB- rating on the Company’s senior unsecured notes.

THIRD QUARTER 2012 RESULTS

Operating Revenues and Expenses – Operating revenues for the three-month period ended September 30, 2012 were $87.1 million.  Operating expenses for the three-month period ended September 30, 2012 totaled $34.0 million and were composed of $28.3 million of depreciation and amortization expense, $3.7 million of general and administrative expense, $1.5 million of stock-based compensation expense and $0.5 million of expense associated with acquisitions.

Other Income and Expense – Other income and expense for the three-month period ended September 30, 2012 was a net expense of $24.7 million, which was composed of $24.1 million of interest expense and $0.7 million of amortized deferred financing costs.

Funds From Operations – For the three-month period ended September 30, 2012, reportable FFO available to common stockholders was $56.7 million, or $0.52 per common share on 110 million weighted-average common shares outstanding, compared to $44.5 million, or $0.43 per common share on 103 million weighted-average common shares outstanding, for the same period in 2011.

The $56.7 million of FFO for the three-month period ended September 30, 2012 includes the impact of $1.5 million of stock-based compensation expense and $0.5 million of expense associated with acquisitions.

The $44.5 million of FFO for the three-month period ended September 30, 2011 includes the impact of the $3.1 million write-off of deferred financing costs, approximately $1.5 million of non-cash stock-based compensation expense and a $148 thousand net loss associated with owned and operated assets.

Adjusted FFO was $58.7 million, or $0.54 per common share, for the three months ended September 30, 2012, compared to $49.2 million, or $0.48 per common share, for the same period in 2011.  The Company had 6 million additional weighted-average shares for the three months ended September 30, 2012 compared to the same period in 2011.  For further information see “Funds From Operations” below.

FINANCING ACTIVITIES

$400 Million 5.875% Senior Notes Exchange Offer – On August 15, 2012, the Company commenced an offer to exchange $400 million of its 5.875% Senior Notes due 2024 that have been registered under the Securities Act of 1933 for $400 million of its outstanding 5.875% Senior Notes due 2024, which were issued on March 19, 2012 in a private placement.

All $400 million outstanding aggregate principal amount of the initial notes were validly tendered and not withdrawn prior to the expiration of the exchange offer, and were exchanged for exchange notes as of September 20, 2012, pursuant to the terms of the exchange offer.  The Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes were registered under the Securities Act of 1933 and the provisions of the Initial Notes relating to transfer restrictions, registration rights and additional interest will not apply to the Exchange Notes.

Equity Shelf Program and the Dividend Reinvestment and Common Stock Purchase Plan – During the nine-month period ended September 30, 2012, the Company sold the following shares of its common stock under its Equity Shelf Program and its Dividend Reinvestment and Common Stock Purchase Plan:

Equity Shelf (At-The-Market) Program for 2012
(in thousands, except price per share)

	Q1	Q2	Q3	Year
	Total	Total	Total	To Date

Number of shares	249	510	2,639	3,398
Average price per share	$21.38	$21.21	$24.10	$23.47
Gross Proceeds	$5,318	$10,818	$63,614	$79,750

Dividend Reinvestment and direct Common Stock Purchase Program for 2012
(in thousands, except price per share)

	Q1	Q2	Q3	Year
	Total	Total	Total	To Date

Number of shares	665	2,541	1,585	4,791
Average price per share	$21.42	$21.54	$23.46	$22.16
Gross Proceeds	$14,242	$54,754	$37,161	$106,157

2012 PORTFOLIO AND RECENT DEVELOPMENTS

Health and Hospital Corporation – On August 31, 2012, the Company purchased 27 facilities (17 skilled nursing, 4 assisted living and 6 independent living facilities) from an unrelated third party for $203 million. Simultaneous with the transaction, the Company also purchased one parcel of land for $2.8 million.  The 27 facilities and land parcel were added to an existing master lease with Health and Hospital Corporation.  The 27 facilities located in Indiana total 2,892 beds (2,340 skilled nursing, 293 assisted living and 259 independent living).

Facility Sales – For the three month period ended September 30, 2012, the Company sold one held-for-sale facility for total cash proceeds of $2.3 million, generating approximately a $1.7 million accounting gain.

DIVIDENDS

Common Dividends – On October 17, 2012, the Company’s Board of Directors declared a common stock dividend of $0.44 per share, increasing the quarterly common dividend by $0.02 per share, or 4.8%, over the previous quarter.  The common stock dividend is payable November 15, 2012 to common stockholders of record as of the close of business on October 31, 2012.  At the date of this release, the Company had approximately 112 million common shares outstanding.

2012 ADJUSTED FFO GUIDANCE

The Company revised its 2012 Adjusted FFO available to common stockholders to be between $2.15 and $2.17 per diluted share versus its previous range of $2.12 to $2.15 per share.

The Company's Adjusted FFO guidance for 2012 excludes the impact of gains and losses from the sale of assets, additional divestitures, certain revenue and expense items, interest refinancing expense, capital transactions and restricted stock amortization expense.  A reconciliation of the Adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced Adjusted FFO guidance, but it is not obligated to do so.

The Company's Adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company’s control.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the timing and completion of acquisitions, divestitures, capital and financing transactions, and variations in restricted stock amortization expense may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

CONFERENCE CALL

The Company will be conducting a conference call on Friday, October 26, 2012, at 10 a.m. Eastern to review the Company’s 2012 third quarter results and current developments.  Analysts and investors interested in participating are invited to call (877) 317-6789 from within the United States or (412) 317-6789 from outside the United States and ask the operator to be connected to the “Omega Healthcare Third Quarter 2012 Earnings Call.”

To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

The Company is a real estate investment trust investing in and providing financing to the long-term care industry.  At September 30, 2012, the Company owned or held mortgages on 460 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 53,269 licensed beds (51,117 available beds) located in 33 states and operated by 47 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements, including without limitation the information under the heading “2012 Adjusted FFO Guidance.”  Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of the Company’s operators; (iv) the ability of any of the Company’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in the Company’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease  or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; and (xii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$2,786,213	$2,537,039
Less accumulated depreciation	(550,381)	(470,420)
Real estate properties – net	2,235,832	2,066,619
Mortgage notes receivable – net	245,550	238,675
	2,481,382	2,305,294
Other investments – net	45,807	52,957
	2,527,189	2,358,251
Assets held for sale – net	1,620	2,461
Total investments	2,528,809	2,360,712

Cash and cash equivalents	6,951	351
Restricted cash	32,923	34,112
Accounts receivable – net	119,361	100,664
Other assets	71,396	61,473
Total assets	$2,759,440	$2,557,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$102,000	$272,500
Secured borrowings	286,016	303,610
Unsecured borrowings – net	1,200,523	975,290
Accrued expenses and other liabilities	149,981	127,428
Total liabilities	1,738,520	1,678,828

Stockholders’ equity:
Common stock $.10 par value authorized – 200,000 shares issued and outstanding 112,046 shares as of September 30, 2012 and 103,410 as of December 31, 2011	11,205	10,341
Common stock – additional paid-in-capital	1,658,882	1,471,381
Cumulative net earnings	720,205	633,430
Cumulative dividends paid	(1,369,372)	(1,236,668)
Total stockholders’ equity	1,020,920	878,484
Total liabilities and stockholders’ equity	$2,759,440	$2,557,312

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue
Rental income	$78,170	$68,622	$229,373	$203,446
Mortgage interest income	7,677	3,617	22,417	10,548
Other investment income – net	1,238	383	3,533	1,641
Miscellaneous	23	196	125	265
Total operating revenues	87,108	72,818	255,448	215,900

Expenses
Depreciation and amortization	28,305	24,871	82,651	74,848
General and administrative	3,688	2,873	11,197	10,031
Stock-based compensation expense	1,485	1,520	4,456	4,518
Acquisition costs	483	-	686	45
Impairment loss on real estate properties	-	-	272	24,971
Provisions for uncollectible mortgages, notes and accounts receivable	-	-	-	4,139
Nursing home expenses of owned and operated assets	-	148	-	603
Total operating expenses	33,961	29,412	99,262	119,155

Income before other income and expense	53,147	43,406	156,186	96,745
Other income (expense)
Interest income	6	12	22	35
Interest expense	(24,050)	(20,101)	(71,026)	(60,173)
Interest – amortization of deferred financing costs	(673)	(629)	(1,970)	(2,026)
Interest – refinancing costs	-	(3,055)	(5,410)	(3,071)
Total other expense	(24,717)	(23,773)	(78,384)	(65,235)

Income before gain on assets sold	28,430	19,633	77,802	31,510
Gain on assets sold – net	1,689	1,803	8,973	1,803
Net income	30,119	21,436	86,775	33,313
Preferred stock dividends	-	-	-	(1,691)
Preferred stock redemption	-	-	-	(3,456)
Net income available to common stockholders	$30,119	$21,436	$86,775	$28,166

Income per common share available to common stockholders:
Basic:
Net income	$0.28	$0.21	$0.82	$0.28
Diluted:
Net income	$0.27	$0.21	$0.81	$0.28

Dividends declared and paid per common share	$0.42	$0.40	$1.25	$1.15

Weighted-average shares outstanding, basic	109,135	103,180	106,202	101,722
Weighted-average shares outstanding, diluted	109,667	103,231	106,570	101,772

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net income available to common stockholders	$30,119	$21,436	$86,775	$28,166
Deduct gain from real estate dispositions	(1,689)	(1,803)	(8,973)	(1,803)
Sub-total	28,430	19,633	77,802	26,363
Elimination of non-cash items included in net income:
Depreciation and amortization	28,305	24,871	82,651	74,848
Add back non-cash provision for impairments on real estate properties	—	—	272	24,971
Funds from operations available to common stockholders	$56,735	$44,504	$160,725	$126,182

Weighted-average common shares outstanding, basic	109,135	103,180	106,202	101,722
Restricted stock and PRSUs	511	38	350	38
Deferred stock	21	13	18	12
Weighted-average common shares outstanding, diluted	109,667	103,231	106,570	101,772

Funds from operations per share available to common stockholders	$0.52	$0.43	$1.51	$1.24

Adjusted funds from operations:
Funds from operations available to common stockholders	$56,735	$44,504	$160,725	$126,182
Add back non-cash preferred stock redemption charges	—	—	—	3,456
Add back non-cash provision for uncollectible accounts receivable	—	—	—	4,139
Add back nursing home expenses	—	148	—	603
Add back interest refinancing expense	—	3,055	5,410	3,071
Add back acquisition costs	483	—	686	45
Add back non-cash stock-based compensation expense	1,485	1,520	4,456	4,518
Adjusted funds from operations available to common stockholders	$58,703	$49,227	$171,277	$142,014

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets.  The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above.  The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company’s computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company currently expects its 2012 Adjusted FFO available to common stockholders to be between $2.15 and $2.17 per diluted share.  The following table presents a reconciliation of our guidance regarding 2012 FFO and Adjusted FFO to net income available to common stockholders:

	2012 Projected Adjusted FFO
Per diluted share:
Net income available to common stockholders	$1.05	−	$1.06
Adjustments:
Depreciation and amortization	1.00	−	1.01
Provision for impairment on real estate assets	0.00	−	0.00
Funds from operations available to common stockholders	$2.05	−	$2.07

Adjustments:
Acquisition costs	0.01	−	0.01
Interest expense – refinancing costs	0.05	−	0.05
Stock-based compensation expense	0.05	−	0.05
Adjusted funds from operations available to common stockholders	$2.15	−	$2.17

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ended September 30, 2012:

	As of September 30, 2012
Balance Sheet Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment
Real Property(1)	428	47,434	$2,805,413	92%
Loans Receivable(2)	32	3,683	245,550	8%
Total Investments	460	51,117	$3,050,963	100%

Investment Data	# of Properties	# of Operating Beds	Investment ($000’s)	% Investment	Investment per Bed
Skilled Nursing Facilities (1) (2)	435	49,752	$2,922,354	96%	$59
Assisted Living Facilities	14	813	64,102	2%	79
Specialty Hospitals and Other	11	552	64,507	2%	117
	460	51,117	$3,050,963	100%	$60

Note: table above excludes three facilities classified as held-for-sale. (1) Includes $19.2 million for lease inducement. (2) Includes $0.6 million of unamortized principal.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2012
Rental Property (1)	$78,170	90%	$229,373	90%
Mortgage Notes	7,677	9%	22,417	9%
Other Investment Income	1,238	1%	3,533	1%
	$87,085	100%	$255,323	100%

Revenue by Facility Type	Three Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2012
Skilled Nursing Facilities (1)	$83,398	96%	$245,693	97%
Assisted Living Facilities	992	1%	2,367	1%
Specialty Hospitals	1,457	2%	3,730	1%
Other	1,238	1%	3,533	1%
	$87,085	100%	$255,323	100%

(1) 3rd quarter revenue includes $0.9 million reduction for lease inducement and $2.6 million year-to-date.

Operator Concentration by Investment ($000's)	As of September 30, 2012
	# of Properties	Investment	% Investment
CommuniCare Health Services	36	$328,323	11%
Health & Hospital Corporation	40	279,475	9%
Airamid	38	263,560	9%
Sun Healthcare Group, Inc.	40	234,789	8%
Signature Holdings, LLC	31	224,435	7%
Advocat Inc.	36	148,408	5%
Gulf Coast	17	146,636	5%
Guardian LTC Management (1)	23	145,171	5%
Capital Funding Group, Inc.	17	129,697	4%
Genesis Healthcare	13	121,544	4%
Remaining 37 Operators (2)	169	1,028,925	33%
	460	$3,050,963	100%

Note: table above excludes three facilities classified as held-for-sale. (1) Investment amount includes a $19.2 million lease inducement. (2) Includes $0.6 million of unamortized principal.

Concentration by State	# of Properties	Investment	% Investment
Florida (1)	87	$615,066	20%
Ohio	50	361,814	12%
Indiana	48	309,070	10%
Pennsylvania	25	175,150	6%
Maryland	16	174,076	6%
Texas	32	170,019	6%
Michigan	17	128,033	4%
Arkansas	23	125,912	4%
Tennessee	16	118,893	4%
West Virginia (2)	11	94,996	3%
Colorado	12	79,659	3%
Kentucky	15	67,220	2%
North Carolina	10	58,960	2%
Massachusetts	8	57,347	2%
Louisiana	14	55,514	2%
Alabama	10	54,440	2%
Remaining 17 States	66	404,794	12%
	460	$3,050,963	100%
Note: table above excludes three facilities classified as held-for-sale. (1) Includes $0.6 million of unamortized principal. (2) Investment amount includes a $19.2 million lease inducement.

Revenue Maturities ($000's)	As of September 30, 2012
Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2012	2,656	595	3,251	1%
	2013	28,494	590	29,084	9%
	2014	1,124	-	1,124	1%
	2015	2,469	-	2,469	1%
	2016	29,333	1,404	30,737	10%

(1) Based on 2012 contractual rents and interest (without giving effect to annual escalators).

The following tables present operator revenue mix, census and coverage data based on information provided by our operators:

Operator Revenue Mix	% Revenue Mix
	Medicaid	Medicare / Insurance	Private / Other

Three-months ended June 30, 2012	52.6%	39.1%	8.3%
Three-months ended March 31, 2012	52.2%	39.6%	8.2%
Three-months ended December 31, 2011	52.9%	38.4%	8.7%
Three-months ended September 30, 2011	50.5%	40.9%	8.6%
Three-months ended June 30, 2011	50.2%	41.2%	8.6%

Operator Census and Coverage		Coverage Data
	Census (1)	Before Management Fees		After Management Fees

Twelve-months ended June 30, 2012	83.7%	2.0	x	1.6	x
Twelve-months ended March 31, 2012	83.7%	2.1	x	1.7	x
Twelve-months ended December 31, 2011	84.0%	2.2	x	1.8	x
Twelve-months ended September 30, 2011	84.0%	2.3	x	1.8	x
Twelve-months ended June 30, 2011	84.0%	2.3	x	1.8	x

(1)	Based on available beds.

The following table presents a debt maturity schedule as of September 30, 2012:

Debt Maturities ($000’s)	Secured Debt	Unsecured Debt
Year	HUD Mortgages (1)	Line of Credit (2)	Senior Notes (3)	Sub Notes (4)	Total Debt
2012	$-	$-	$-	$-	$-
2013	-	-	-	-	-
2014	-	-	-	-	-
2015	-	475,000	-	-	475,000
2016	-	-	-	-	-
Thereafter	264,901	-	1,175,000	20,000	1,459,901
	$264,901	$475,000	$1,175,000	$20,000	$1,934,901

(1) Excludes $21.1 million of fair market valuation (adjustments).
(2) Reflected at 100% borrowing capacity.
(3) Excludes net premium of $4.4 million.
(4) Excludes $1.1 million of fair market valuation (adjustments).

The following table presents investment activity for the three- and nine - month period ended September 30, 2012:

Investment Activity ($000's)	Three Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2012
Funding by Investment Type:	$ Amount	%	$ Amount	%

Real Property	$205,739	96%	$232,661	89%
Mortgages	2,171	1%	7,125	3%
Other	5,899	3%	20,106	8%
Total	$213,809	100%	$259,892	100%